UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2010

CLEARWATER PAPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34146	20-3594554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West Riverside Ave., Suite 1100 Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (509) 344-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

In connection with Clearwater Paper Corporation’s (the “Company”) previously announced private offering of $350 million aggregate principal amount of Senior Notes due 2018 (the “Notes”), on October 12, 2010, the Company announced certain preliminary financial results for the three months ended September 30, 2010. A copy of the press release containing the announcement is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

The information in Item 2.02 this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 7.01	Regulation FD Disclosure.

In connection with the Company’s previously announced private offering of the Notes, the Company is hereby furnishing selected pro forma financial information regarding the Company that has been provided to prospective purchasers of the Notes. The selected pro forma financial information is attached as Exhibit 99.2 hereto and is incorporated by reference herein.

The information in Item 7.01 of this Form 8-K and Exhibit 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Press release issued by Clearwater Paper Corporation, dated October 12, 2010: CLEARWATER PAPER ANNOUNCES PRELIMINARY THIRD QUARTER FINANCIAL RESULTS - Announcement Made In Conjunction With Debt Financing.

99.2	Selected Pro Forma Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2010

CLEARWATER PAPER CORPORATION

By:	/s/ Michael S. Gadd
Michael S. Gadd, Corporate Secretary

EXHIBIT INDEX

Exhibit	Description of Exhibit

99.1	Press release issued by Clearwater Paper Corporation, dated October 12, 2010: CLEARWATER PAPER ANNOUNCES PRELIMINARY THIRD QUARTER FINANCIAL RESULTS - Announcement Made In Conjunction With Debt Financing.

99.2	Selected Pro Forma Financial Information.